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                                                                     Exhibit 2.2


DATED                               19 November                             2001
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                              WREP ISLANDS LIMITED
                                     - and -
                            WREP ISLANDS UGAP LIMITED
                                     - and -
                               BEP ISLANDS LIMITED
                                     - and -
                      THE ANGLO AGGMORE LIMITED PARTNERSHIP
                                     - and -
                          FOG CUTTER CAPITAL GROUP INC
                                and FOG CAP L.P.





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                                  DEED OF TRUST

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THIS TRUST DEED is made this        19th    day of            November      2001


BETWEEN:


(1) WREP ISLANDS LIMITED a company incorporated in the British Virgin Islands under company registration number 280400 whose registered office is at Akara Building, 24 De Castro Street, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands and WREP ISLANDS UGAP LIMITED a company incorporated in Jersey under company registration number 72552 and whose registered office is at Le Quesne Chambers, 9 Burrard Street, St Helier, Jersey JE2 4WS and BEP ISLANDS LIMITED a company incorporated in Jersey under company registration number 72551 and whose registered office is at Le Quesne Chambers, 9 Burrard Street, St Helier, Jersey JE2 4WS (together "the Companies");

(2) THE ANGLO AGGMORE LIMITED PARTNERSHIP (registered number ) acting through its general partner Anglo Irish Equity Limited whose principal place of business is at 10 Old Jewry, London EC2R 8DN ("the Partnership"); and

(3) FOG CUTTER CAPITAL GROUP INC AND FOG CAP L.P. each of 1410 SW Jefferson Street, Portland, Oregon 97201, United States of America (the "Shareholders").



WHEREAS:


(1) The Companies are the holders of the legal title of the properties (the "Properties") listed in the first schedule to this deed (this "Deed").

(2) The Companies and the Partnership have entered into this Deed in order to acknowledge the trust upon which the Companies hold the Properties.

(3) The Shareholders are party to this Deed for the purposes of receiving the benefit of the indemnity at clause 5.


NOW THIS DEED WITNESSES as follows:


1. The Companies hereby declare that they hold the Properties in trust for the Partnership absolutely.

2. The Companies hereby agree that they will at the request of the Partnership do all such acts and otherwise deal in any manner in which the Partnership shall unanimously direct in relation to the Properties, save where to do so would be, in the reasonable opinion of the directors of the Company, a breach of any applicable law or regulation or would result in the directors of the Companies being in breach of their fiduciary duties to the Companies and in particular the Companies shall at the request and direction of the Partnership be empowered:


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         (a)      to grant interests in and/or to change the terms of interests in the Properties;

         (b) to accept surrenders of, issue consents relating to and document rent reviews under any leases or occupational licences of the Properties (or parts of them) and carry out such acts as are needed to manage the properties and to dispose of them; and

         (c) to charge any of the Properties to any person and enter into the security documentation relating to the Properties.

3. The Partnership shall indemnify and keep indemnified the Companies against any costs, expenses, claims, demands, proceedings and damages which may be suffered by either of the Companies in respect of:

         (a) any action carried out in respect of the Properties after the date of this deed and in accordance with the terms hereof including the obligations on the part of the Companies in any charge or security documentation entered into on or after the date of this deed; and/or

         (b) any failure by the Companies to take any action in connection with the Properties which either Company was legally bound to take where the cause of such action not being taken was the failure by the Partnership to give written instructions to the Companies (or any of them) in accordance with clause 5; and/or

         (c) any action (or failure to take any action) by any employee of the Partnership (having previously been an employee of any one of the Companies or any subsidiary of any Company) where such action or failure to take any such action is or was as a result of an instruction (or, as the case may be, an instruction not being given) by or on behalf of the Partnership to such employee in connection with the management of the Properties

         (including without limitation, any action which would be required to comply with any duty of care owed by the Companies to any third party or any other statutory duty in each case after the date of this Deed) save that for the avoidance of doubt the Partnership shall have no liability under this clause:

         (i) arising on the failure by the Companies (or any of them) to act in accordance with a direction given under clause 2 (in the manner described in clause 5 below) or as a result of the Companies (or any of them) acting otherwise in accordance with such an instruction; and/or

         (ii)     arising in relation to the employees referred to in paragraph
                  (b) above in respect of the period prior to the date of this Deed; and/or

         (ii) for each Company for liabilities arising in respect of the period commencing on the date that that Company ceases to be registered as the owner of any Property.

         The Companies (or any of them) shall forthwith inform the Partnership of any notice received by them (or it) in connection with the Properties (or any of them) which requires them (or it) to take action in respect of which written instructions pursuant to clause 5 are required.

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4.       The Partnership shall indemnify and keep indemnified the Shareholders against any costs, expenses, claims, demands, proceedings and damages which may be suffered by the Shareholders (or any of them) by virtue of the Shareholders being the registered holders of the shares in certain of the Companies (or any of them) and which arise only as a result of a liability of the Companies in respect of which the Partnership is required to make a payment under the provisions of clause 3 provided that the Partnership shall have no liability to the Shareholders (or any of them) under this clause 4 unless the Partnership shall be liable to make a payment to the Companies (or any of them) under clause 3 and then only to the extent that such a payment has not been made.

5. The Companies shall only act in connection with the matters referred to in clause 2 in accordance with written instructions given to them by the general partner of the Partnership (or any director thereof) and be entitled to act upon any instruction so received but shall refuse to act upon any instruction otherwise received. The Companies shall not be liable to the Partnership for any failure to act on any instruction otherwise received nor for any failure to act in respect of any Property where no proper instruction so to act was received by them or either of them.

6. For the avoidance of doubt, the Partnership shall be responsible for the normal administration costs of the Companies (other than BEP Islands Limited) arising after the date hereof and in respect of the period after the date hereof (apportioned on a time basis), until the date on which the Companies cease to be the registered holder of any Property. Such annual charges shall in respect of the current financial year, be in the amounts and of such types listed in the second schedule to this deed.

7. Where this Deed provides for the giving of notice or the making of any other communication, such notice or communication shall not (unless otherwise expressly provided) be effective unless given or made in writing in English in accordance with the following provisions of this clause 7.

         (a) Any notice or communication to be given or made under or in connection with this Deed may be:

                  (i) delivered or sent by post to the relevant party at the address set out above (such addresses being referred to below as the "Postal Address" of the relevant party); or

                  (ii) sent by fax, email or other electronic communication, to:


                            Party                  Fax Number      Email Address


                  The Companies              001 503 553 7401          n/a


                  The Partnership            + 44 20 7710 7050         n/a


                  The Shareholders           001 503 553 7401          n/a

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                  and shall be marked in the case of the Companies and the
                  Shareholders for the attention of the Andrew Wiederhorn (with a copy to Don Wijsmuller fax number 01534 887 081) and in the case of the Partnership marked for the attention of John Daly.

         (b) Any notice or other communication so delivered or sent shall (subject to the Provisions of clause 7(d) be deemed to have been served when received except that if it is received between 5.30 p.m. on a Relevant Day and 9.00 a.m. on the next Relevant Day it shall be deemed to have been served at 9.00 a.m. on the second of such Relevant Days.

         (c) Where any party has given notice to the others of any different address or number to be used for the purposes of this clause then such different address or number shall be substituted for that shown above.

         (d)      For the purposes of this clause 7:

                  (i) "Relevant Day" means any day other than a Saturday, Sunday or a day which is a public holiday at the Postal Address of the receiving party;

                  (ii) any reference to a time is to the time at the Postal Address of the receiving party;

                  (iii) reference to an electronic communication being received shall, in the case of a party which is a corporate body or partnership, mean receipt at a server located in any office of the corporate body or partnership and in the absence of evidence of earlier receipt, be deemed to have occurred 96 hours after sending; and

                  (iv) electronic communication" has the same meaning as in the Electronic Communications Act 2000.

8.       This deed shall be governed and construed in accordance with English
         Law.


IN WITNESS whereof this document has been executed as a Deed by the parties on the above date



EXECUTED AS A DEED by        )
WREP ISLANDS LIMITED         )                         D.G.WIJSMULLER
Acting by its attorney       )


T.PARKER
 .....................................
In the presence of:

Witness:    Tina Parker
            Le Quesne Chambers
            9 Burrard Street
            St Helier
            Jersey

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EXECUTED AS A DEED by        )
WREP ISLANDS UGAP LIMITED    )                         V.E.HUXLEY
Acting by its attorney       )


H.KELLY
 .....................................
In the presence of:

Witness:    H.Kelly
            2 Clement Cottage
            5 Winchester St
            St Helier
            Jersey JE2 4TH

EXECUTED AS A DEED by         )
BEP ISLANDS LIMITED           )                        D.G.WIJSMULLER
Acting by its attorney        )


T.PARKER
 .....................................
In the presence of:

Witness:    Tina Parker
            Le Quesne Chambers
            9 Burrard Street
            St Helier
            Jersey


EXECUTED AS A DEED by                  )
ANGLO IRISH EQUITY LIMITED             )               V.E.HUXLEY
As general partner of the Partnership  )
Acting by its attorney                 )


H.KELLY
 .....................................
In the presence of:

Witness:     H.Kelly
             2 Clement Cottage
             5 Winchester St
             St Helier
             Jersey JE2 4TH

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EXECUTED AS A DEED by        )
FOG CUTTER CAPITAL GROUP INC )                         D.G.WIJSMULLER
Acting by its attorney       )


T.PARKER
 .....................................
In the presence of:

Witness:    Tina Parker
            Le Quesne Chambers
            9 Burrard Street
            St Helier
            Jersey

EXECUTED AS A DEED by        )
FOG CAP L.P.                 )                         D.G.WIJSMULLER
Acting by its attorney       )


T.PARKER
 .....................................
In the presence of:

Witness:    Tina Parker
            Le Quesne Chambers
            9 Burrard Street
            St Helier
            Jersey

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                                 FIRST SCHEDULE

                                 THE PROPERTIES

1. 214 High Street, Lewes, East Sussex registered at HM Land Registry with title absolute under title number ESX34405


2.       2-6 (even) Dean Street & 12-16 (even) Oak Market, Nantwich, Cheshire


3. 1 and 3 New Street & 18 Market Street, Wellington, Telford registered at HM Land Registry with title absolute under title number SL132805


4. 143-146 East Street, Bedminster, Bristol registered at HM Land Registry with title absolute under title number AV131094


5. Freehold land at Bredwood Arcade, Green End, Whitchurch registered at HM Land Registry under title number SL73993


6. Freehold Property known as Unit B, Brookway, Ivy House Industrial Estate, Hastings, East Sussex, registered with title absolute under title number ESX27106


7. Freehold land known as Unit 1, Carrs Industrial Estate, Brentwood Road, Haslingden, Rossendale, Lancashire, registered with title absolute under title number LA824716


8. Freehold land being land and buildings on the south side of Manchester Road, Woolston registered at HM Land Registry with title absolute under title numbers CH106995 and CH36572773


9. Freehold land being 1 Ashtree Villas, Aurelia Road, registered with title absolute under title number SY41277, the freehold being 125 Aurelia Road, Croydon, Greater London, registered with title absolute under title number SGL183400 and freehold land known as 129 Aurelia Road, Croydon, registered with title absolute under title number SGL245802 (but excluding that part of 129 Aurelia Road transferred by a Transfer dated 9th July 2001 and made between (1) Wrep Islands Limited and (2) Mr Christopher Alan Walker)


10. 93 and 95 Preston New Road and land lying to the south east of Preston New Road, Blackburn registered at HM Land Registry with title absolute under title number LA642046


11. 22-30 (even nos) Keeley Road, Croydon registered at HM Land Registry with title absolute under title number SGL409512

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12.      90, 92 and 94 Waters Green, Macclesfield registered at HM Land Registry with title absolute under title number ch336618


13. Freehold land being 39-53 (odd) High Street, Northwich registered at HM Land Registry under title number CH227208


14. Swift House, Market Place, Wokingham registered at HM Land Registry under title number BK218243


15. 12 Bath Road, Old Town, Swindon, Wiltshire registered at HM Land Registry under title number WT91807


16. 72-76 (even) The Parade, Oadby, Leicestershire registered at HM Land Registry under title number LT296515


17. Leasehold land being 25 Havelock Street together with freehold land being 26 and 27 Havelock Street, Swindon registered at HM Land Registry under title numbers WT53349, WT67581 and WT67582 respectively

18. All that freehold property known as Breedon House, Edleston Road and Regency Court, High Street Crewe and 30 and 32 High Street Crewe registered at HM Land Registry with title absolute under title numbers CH221785 CH961621 and CH63089 together with two parcels of unregistered land referred to in a statutory declarations made by Leslie Ashcroft dated 4 September 2000

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                                 SECOND SCHEDULE

                           THE ADMINISTRATION EXPENSES


WREP ISLANDS LIMITED:

Annual Domiciliary fee                                                  L 2,000

Exempt Tax fee (paid to the Treasurer of the States of Jersey)          L 600

Miscellaneous expenses (telephone, fax etc)                             L 15

Directors fees for Don Wijsmuller                                       L 500

Directors fees for Daniel Young                                         L 500

BVI Statutory Fees                                                      US$ 585


WREP ISLANDS UGAP LTD:

Annual Domiciliary fee                                                  L 1,200

Annual Filing Fee (Jersey)                                              L 130

Exempt Tax fee (Jersey)                                                 L 600

Miscellaneous expenses                                                  L 15

Directors fees for Don Wijsmuller                                       L 500


EUROPEAN INTERNET HOUSE (UK) LIMITED:

Annual Domiciliary fee                                                  L 900

Miscellaneous fees                                                      L 15


The above does not include any fees charged for administration services which are charged on a time spent basis by Whitmill in relation to the WREP companies.